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                                                                  EXHIBIT D.(24)

                                     FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this ___ day of December, 2005, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC, hereinafter referred to as the "SUB-ADVISER."

     VALIC and the SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          (b) VALIC is engaged as the investment adviser of VALIC Company I ("VC I"), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c)  VC I currently consists of thirty-three portfolios ("Funds"):

               Asset Allocation Fund
               Blue Chip Growth Fund
               Broad Cap Value Fund
               Capital Conservation Fund
               Core Equity Fund
               Foreign Value Fund
               Global Equity Fund
               Global Strategy Fund
               Government Securities Fund
               Growth & Income Fund
               Health Sciences Fund
               Income & Growth Fund
               Inflation Protected Fund
               International Equities Fund
               International Government Bond Fund
               International Growth I Fund
               Large Cap Core Fund
               Large Cap Growth Fund
               Large Capital Growth Fund
               Large Cap Strategic Growth Fund
               Mid Cap Index Fund
               Mid Cap Strategic Growth Fund
               Money Market I Fund
               Nasdaq-100(R) Index Fund
               Science & Technology Fund
               Small Cap Aggressive Growth Fund
               Small Cap Fund
               Small Cap Special Values Fund
               Small Cap Strategic Growth Fund
               Small Cap Index Fund
               Social Awareness Fund
               Stock Index Fund
               Value Fund

               In accordance with VC I's Articles of Incorporation (the "Articles"), new Funds may be added to VC I upon approval of VC I's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund(s)").

          (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

          (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

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     VALIC and the SUB-ADVISER agree as follows:

1.   SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

     The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), VC I's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I's Board of Directors and provided to the SUB-ADVISER in writing, shall:

          (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

          (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

     The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

     In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC I's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

     The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER'S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.


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     VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund's
     Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

     The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I's Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)' investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I's Board of Directors such periodic and special reports as VALIC and VC I's Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

     The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC I to others or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I.

     Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, upon the SUB-ADVISER's acknowledgment in writing, or via email, of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

     The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I, (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.


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     VALIC will vote proxies relating to securities held by the Covered Fund(s).
     VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service, copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s).

     The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

     Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all of VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.

     The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

2.   COMPENSATION OF THE SUB-ADVISER

     VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended in writing from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

     The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC I's Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten
     (10) business days following the end of the month.

     If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

     The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.   SCOPE OF THE SUB-ADVISER'S ACTIVITIES

     VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.


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     Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

     The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

     VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.

4.   REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

     The SUB-ADVISER represents, warrants, and agrees as follows:

          (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and
               (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

          (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

          (c) The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

     VALIC represents, warrants, and agrees as follows:

          VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.


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5.   TERM OF AGREEMENT

     This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, or as otherwise noted on Schedule A, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I's Board of Directors or a majority of that Covered Fund's outstanding voting securities.

     This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or
     (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.   OTHER MATTERS

     The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

     The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund's property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     VALIC has herewith furnished the SUB-ADVISER copies of VC I's Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I's Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

     The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.


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     VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material without the prior approval of the SUB-ADVISER. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

     VALIC agrees to provide to the SUB-ADVISER, in writing, a list of, and all relevant details relating to, all custodial accounts containing assets being managed by the SUB-ADVISER pursuant to this Agreement and shall provide the SUB-ADVISER with prompt notice, in writing, of all changes to such list and related details.

     VALIC agrees to provide the SUB-ADVISER with any further documents, materials or information that the SUB-ADVISER may reasonably request from time to time, including such documents, materials or information that the SUB-ADVISER deems necessary in order to complete an annual due diligence of VALIC, VC I and the Covered Funds. VALIC shall also provide the SUB-ADVISER with a copy of its Form ADV promptly after any material update to its Form ADV.

     VALIC agrees that the SUB-ADVISER may use the name of VALIC or VC I in any material that merely refers in accurate terms to the appointment of the SUB-ADVISER hereunder.

     VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to any Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

     The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise
     (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to any Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER to VALIC.

     Promptly after receipt by either VALIC or SUB-ADVISER (an "Indemnified Party") under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party") under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this


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     Agreement.

7.   APPLICABILITY OF FEDERAL SECURITIES LAWS

     This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.   AMENDMENT AND WAIVER

     Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.   NOTICES

     All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

          If to VALIC:

          Attn: Evelyn Curran
          2919 Allen Parkway, L12-01
          Houston, Texas 77019
          Tel: (713) 831-6425
          Fax: (713) 831-4124

          If to SUB-ADVISER:
          ________________________________

          ________________________________

          ________________________________

          ________________________________

          ________________________________

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:


Attest:
        -----------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                        EVERGREEN INVESTMENT MANAGEMENT
                                        COMPANY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:


Attest:
        -----------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE A
                                 COVERED FUND(S)

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund                      Fee
------------                      ---
Large Cap Core Fund               0.40% on the first $100 million
                                  0.25% over $100 million

Small Cap Special Values Fund     0.60% on the first $100 million
                                  0.50% over $100 million

Small Cap Strategic Growth Fund   0.60% on the first $100 million
                                  0.50% over $100 million